UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 15, 2011

INLAND REAL ESTATE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-32185 (Commission File Number)	36-3953261 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A (this "Amendment") updates information disclosed in the Current Report on Form 8-K filed by Inland Real Estate Corporation (the "Company") on June 20, 2011 (the "Original Filing") relating to the Company's Annual Meeting of Stockholders held on June 15, 2011 (the "Annual Meeting"). The sole purpose of this Amendment is to disclose the Company's decision regarding how frequently the Company will conduct future advisory votes on the compensation of named executive officers ("Say on Pay Votes"). No other changes have been made to the Original Filing, and this Amendment should be read in conjunction with the Original Filing.

Item 5.07

Submission of Matters to a Vote of Security Holders.

At the Company's Annual Meeting, the Company’s stockholders voted in favor of holding Say on Pay Votes annually. Based on this result, and other factors considered by the Company and its board of directors, the Company has determined that it will hold future Say on Pay Votes on an annual basis until the next vote on the frequency of Say on Pay Votes is conducted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND REAL ESTATE CORPORATION

By:	/s/ Mark E. Zalatoris
Name:	Mark E. Zalatoris
Title:	President and Chief Executive Officer
Date:	October 31, 2011